Exhibit 99.1

GrabAGun Digital Holdings Reports First Quarter 2026 Results

First Quarter Revenues Increased 11.1% to $25.9 million

Firearms Sales Increased 10.5%, Well Ahead of the 1.6% Increase in Adjusted NICS Background Checks

Launched PEW Logistics; Investing in Logistics Infrastructure to Drive Next Phase of Growth with Two Manufacturing Partners Onboard to Date

Coppell, Texas – May 13, 2026 – GrabAGun Digital Holdings Inc. (“GrabAGun” or the “Company”) (NYSE:PEW), an online retailer of firearms, ammunition and related accessories, today reported first quarter 2026 financial results for the three months ended March 31, 2026.

Marc Nemati, Chief Executive Officer of GrabAGun, commented, “We delivered a solid start to fiscal 2026 with firearms sales increasing 10.5% year-over-year, well above the 1.6% increase in Adjusted NICS background checks1 during the first quarter. These results reflect continued market share gains as well as the strength of our technology-driven platform and the loyalty of our growing customer base.

“Importantly, we launched PEW Logistics, our white-label direct-to-consumer fulfillment solution for firearms manufacturers, in January 2026. This marked a major milestone in GrabAGun's journey as we continue to expand our B2B offerings and open new revenue streams for the Company. We are proud of the early success we have seen with partners Derya Arms and KelTec® Weapons which have validated PEW Logistics' value proposition and look forward to continuing to grow this business alongside our direct-to-consumer platform. Looking ahead, we remain well-positioned to execute on our growth strategy with over $106 million in cash, minimal debt, and a proven track record of outperforming and leading innovation in our industry.

The ATF has proposed amendments that could allow remote firearm transfers with secure identity verification and direct-to-home delivery under an approved framework, and we believe GrabAGun is uniquely positioned to capitalize on this potential opportunity. For over 15 years, we have invested in building the digital infrastructure, compliance systems, and regulatory expertise required to operate in this complex regulatory environment at scale. Few companies have spent that long building the operational foundation that this kind of regulatory evolution would demand."

First Quarter Financial Highlights

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Net revenue was $25.9 million, up 11.1% year-over-year, compared to $23.3 million in the prior-year quarter.
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Firearms sales increased 10.5% to $21.7 million.
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Non-firearms sales increased 10.4% to $4.1 million.
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Service sales totaled $0.1 million as PEW Logistics started generating revenue during the current quarter.
•
Gross profit margin of 10.7% compared with 9.6% gross profit margin in the prior year's quarter.
•
Loss from operations was $2.6 million compared to income from operations of $42 thousand in the prior-year quarter, driven by stock-based compensation expense, public company expenses, and increased personnel costs associated with headcount additions.
•
Net loss was $1.8 million compared to net income of $0.1 million in the prior-year quarter.

1Adjusted NICS background checks refer to data from the National Instant Criminal Background Check System (NICS) that has been modified by the National Shooting Sports Foundation (NSSF) to exclude checks related to concealed carry permits and permit rechecks. This adjusted data is often used to provide a clearer picture of the firearms market, as the NICS system includes a significant number of checks for permit applications that do not directly correspond to a new firearm sale.

•
Adjusted EBITDA2 totaled a loss of $2.0 million for the quarter compared to income of $0.5 million in the prior-year quarter.
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Cash and cash equivalents of $106 million, or $3.62 per share, with minimal debt, as of March 31, 2026.

Business Highlights

•
Overall Customer Lifetime Value3 increased by 4.2% to $906.
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In Q1 2026, total site traffic grew 12.6% year-over-year with Mobile Sessions4 continuing to be a core driver attributing approximately 67.0% of site traffic, accounting for 70.0% of transactions, and 64.0% of net revenue, demonstrating a beneficial channel mix that aligns with the Company’s mobile-first strategy.
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For the three months ended March 31, 2026, Company net revenue increased 11.1% compared to the same period in 2025, significantly outpacing the broader industry, as the Adjusted NICS background checks increase of 1.6% during the same period, highlighting the competitive advantages of GrabAGun’s frictionless eCommerce experience.
•
Launched PEW Logistics in January 2026, a wholly-owned subsidiary offering white-label direct-to-consumer fulfillment solutions for firearms manufacturers.
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Onboarded KelTec® Weapons as the platform's first implementation partner.
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Added Derya Arms as the second manufacturer partner in March 2026.
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Executed $2.4 million of share repurchases during the first quarter, with $8.7 million remaining of the Company’s previously authorized $20.0 million share repurchase program, reflecting management’s strong conviction in the Company’s fundamentals and an efficient capital allocation strategy to maximize shareholder value.

First Quarter 2026 Conference Call and Webcast

Management will host a conference call at 4:30 PM ET today to discuss its first quarter 2026 results. The live webcast and replay will be accessible under the Events & Presentations section of the Company’s Investor Relations website at investors.grabagun.com.

About GrabAGun

We are defenders. We are sportsmen. We are outdoorsmen. We believe that it is our American duty to help everyone, from first-time buyers to long-time enthusiasts, understand and legally secure their firearms and accessories. That’s why our arsenal is fully packed, consistently refreshed, and always loaded with high-quality, affordable firearms and accessories. Industry-leading brands that GrabAGun works with include Smith & Wesson Brands, Sturm, Ruger & Co., SIG Sauer, Glock, Springfield Armory and Hornady Manufacturing, among others.

GrabAGun is a fast growing, digitally native and multi-brand eCommerce retailer of firearms, ammunition and related accessories, and other outdoor enthusiast products. Building on its proprietary software expertise, GrabAGun’s eCommerce site has become one of the leading firearm retail websites. In addition to its eCommerce excellence, GrabAGun has developed industry-leading solutions that transform supply chain management, combining dynamic inventory and order management with AI-powered pricing and demand forecasting. These advancements enable seamless logistics, efficient regulatory compliance and a streamlined experience for customers.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements other than historical facts contained herein are forward-looking statements.

2 Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how the Company defines and calculates this measure and a reconciliation thereof to net income (loss), the most directly comparable GAAP measure.

3 Customer Lifetime Value is an estimate of the present value of revenue expected from each customer, including the first order plus projected repeat orders.

4 Mobile Session is a period of user interaction with an app or website, initiated when a user opens your app in the foreground or views a page on your website using a mobile device.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “forecasts,” “estimates,” “budgets,” “projects,” “strategy,” “guidance,” “outlook,” “believes,” “expects,” “intends,” “plans,” “predicts,” “potential,” “seek,” “continue,” “target,” “goal,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ending December 31, 2025 as filed with the Securities and Exchange Commission ("SEC") on March 12, 2026, and other documents filed or to be filed by GrabAGun from time to time with the SEC. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. Recipients are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements included herein are only made as of the date of this report, or if earlier, as of the date they were made, and we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Investors & Media

GrabAGun@icrinc.com

GRABAGUN DIGITAL HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	March 31,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,428	$110,395
Inventory, net	9,156	8,532
Prepaid expenses and other current assets	1,228	1,761
Total current assets	116,812	120,688

Capitalized software, net	893	781
Property and equipment, net	9,694	8,550
Operating lease right-of-use asset	—	39
Other assets	1,150	1,204
Total assets	$128,549	$131,262

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$13,033	$11,833
Operating lease liability, current	—	41
Accrued expenses and other current liabilities	2,038	2,447
Unearned revenue	1,824	2,453
Total current liabilities	16,895	16,774

Long-term debt	7,768	6,887
Total liabilities	24,663	23,661

Commitments and Contingencies (Note 11)

Shareholders' Equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized; 31,698,936 shares issued and 29,366,740 shares outstanding as of March 31, 2026 and 31,545,268 shares issued and 29,982,590 outstanding as of December 31, 2025	3	3
Treasury stock, 2,332,196 shares as of March 31, 2026 and 1,562,678 shares as of December 31, 2025	(11,269)	(8,884)
Additional paid-in capital	121,676	121,171
Accumulated deficit	(6,524)	(4,689)
Total shareholders' equity	103,886	107,601
Total liabilities and shareholders' equity	$128,549	$131,262

GRABAGUN DIGITAL HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2026	2025
Net revenues	$25,928	$23,331
Cost of goods sold	23,162	21,091
Gross profit	2,766	2,240

Operating expenses:
Sales and marketing	280	239
General and administrative	5,127	1,959
Total operating expenses	5,407	2,198
Income (loss) from operations	(2,641)	42

Other income:
Interest income, net	802	53
Other income, net	4	—
Total other income	806	53

Income (loss) before income tax expense	(1,835)	95
Income tax expense (benefit)	—	—
Net income (loss)	$(1,835)	$95

Weighted-average shares outstanding, basic and diluted	29,653,801	10,000,000
Net income (loss) per share, basic and diluted	$(0.06)	$0.01

GRABAGUN DIGITAL HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	For The Three Months Ended March 31,
	2026	2025
Operating activities:
Net income (loss)	$(1,835)	$95
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	503	—
Depreciation of property and equipment	9	5
Amortization of software development costs	66	46
Non-cash lease expense	39	55
Sales return allowance	(67)	(74)
Inventory returns reserve	58	63
Changes in operating assets and liabilities:
Inventory, net	(682)	(1,589)
Prepaid expenses and other current assets	533	142
Other assets	54	(12)
Accounts payable	1,159	2,779
Operating lease liability	(41)	(56)
Accrued and other current liabilities	(827)	(116)
Unearned revenue	(629)	(58)
Net cash provided by (used in) operating activities	(1,660)	1,280

Investing activities:
Purchase of property and equipment	(1,096)	(7)
Additions to capitalized software	(155)	(75)
Net cash used in investing activities	(1,251)	(82)

Financing activities:
Distributions to GrabAGun Members	—	(1,020)
Payments of deferred transaction costs	—	(647)
Proceeds from borrowings, net	979	—
Payment for stock repurchases	(2,035)	—
Net cash provided by (used in) financing activities	(1,056)	(1,667)

Net increase (decrease) in cash and cash equivalents	(3,967)	(469)
Cash and cash equivalents, beginning of period	110,395	7,887
Cash and cash equivalents, end of period	$106,428	$7,418

Supplemental disclosures of non-cash investing and financing activities:
Deferred transaction costs included in accounts payable	$—	$136
Stock-based compensation expense capitalized in internal-use software development costs	$2	$—
Accrued treasury stock repurchases	$328	$—
Additions of capitalized software included within accounts payable	$22	$10
Purchases of property and equipment included within accounts payable	$57	$—
Excise tax for stock repurchase included within accounts payable	$109	$—

Non-GAAP Financial Information

We utilize Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, to supplement GAAP measures of performance as a tool to evaluate our historical financial and operational performance, identify trends affecting our business, and formulate business plans and make strategic decisions. We believe that Adjusted EBITDA provides users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of interest income, net, income tax, and non-cash expenses, including depreciation, amortization, stock compensation, and certain non-recurring costs, as management does not believe these to be representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue.

The non-GAAP financial measures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Adjusted EBITDA is not a liquidity measure and should not be considered as discretionary cash available to us to reinvest in the growth of our business or to distribute to shareholders or as a measure of cash that will be available to us to meet our obligations.

We define Adjusted EBITDA as net income (loss) excluding interest income, net, income tax, and non-cash expenses, including depreciation and amortization, stock-based compensation, and certain non-recurring costs. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

The following table reconciles our GAAP and non-GAAP financial measures for the three months ended March 31, 2026 and 2025 (in thousands, except percentages):

	Three months ended March 31,
	2026	2025
Net revenues	$25,928	$23,331
Cost of goods sold	23,162	21,091
Gross profit	$2,766	$2,240
% Gross profit	11%	10%

Net income (loss)	$(1,835)	$95
Interest income, net	(802)	(53)
Depreciation and amortization	92	51
Stock-based compensation expense	503	—
Non-recurring costs (1)	—	453
Adjusted EBITDA	$(2,042)	$546
% Adjusted EBITDA margin	(8%)	2%

(1) Non-recurring costs consist of third-party accounting and consulting fees incurred in connection with the Business Combination.